Exhibit 3

AGREEMENT TO FILE AMENDMENT NO. 1 TO SCHEDULE 13D JOINTLY

(as required by Item 7 of Schedule 13D)

The undersigned persons hereby agree that this Amendment No. 1 to the Schedule 13D filed by themselves and Alliance Entertainment Corp. with the Securities and Exchange Commission on Tuesday, November 30, 2004, and any amendments thereto, may be filed in a single statement on behalf of all such undersigned persons, and further, each such undersigned person designates Robert P. Bermingham as its agent and attorney-in-fact for the purpose of executing any and all such reports required to be made by it with the Securities and Exchange Commission.

Dated: March 8, 2005

AEC ASSOCIATES L.L.C.			YUCAIPA ONE-STOP PARTNERS, L.P.

By:	Yucaipa One-Stop Partners, L.P.		By:	Yucaipa AEC Associates L.L.C.
Its:	Managing Member		Its:	General Partner

By:	/s/ Robert P. Bermingham			/s/ Robert P. Bermingham
	Name:	Robert P. Bermingham		Name:	Robert P. Bermingham
	Title:	Vice President and		Title:	Vice President and
		Secretary			Secretary

YUCAIPA AEC ASSOCIATES, LLC			OA3, LLC

By:	OA3, LLC		By:	/s/ Robert P. Bermingham
Its:	Managing Member			Name:	Robert P. Bermingham
				Title:	Vice President and
By:	/s/ Robert P. Bermingham				Secretary
	Name:	Robert P. Bermingham
	Title:	Vice President and
Secretary

RONALD W. BURKLE

By:	/s/ Ronald W. Burkle
Ronald W. Burkle